UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
Rush Enterprises, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	74-1733016 (I.R.S Employer Identification No.)

555 IH 35 South New Braunfels, Texas (Address of Principal Executive Offices)	78130 (Zip Code)
Rush Enterprises, Inc. 2007 Long-Term Incentive Plan
(Full title of the plan)
Steven L. Keller
Vice President and Chief Financial Officer
Rush Enterprises, Inc.
555 IH 35 South
New Braunfels, Texas 78130
(830) 626-5200
Copies to:
Daryl L. Lansdale, Jr.
Fulbright & Jaworski L.L.P.
300 Convent Street, Suite 2200
San Antonio, TX 78205
(210) 270-9367
(Name, address, and telephone number, including area code, of agent for service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☑
Non-accelerated filer	☐	Smaller reporting company	☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

		Proposed maximum
Title of securities to be	Amount to be	offering price	Proposed maximum	Amount of
registered	registered (1)	per share (2)	aggregate offering price (2)	registration fee (2)
Class A Common Stock, $.01 par value per share	2,000,000 shares	$12.845	$25,690,000	$1,832

(1)
This Registration Statement also covers an additional indeterminable number of shares as may be required pursuant to the Rush Enterprises, Inc. 2007 Long-Term Incentive Plan in the event of a stock dividend, stock split, recapitalization, exchange of shares or other similar change in Rush Enterprises, Inc.’s (the “Company”) Class A common stock, par value $0.01 per share (the “Class A Common Stock”).

(2)
Estimated solely for the purpose of calculating the registration fee and is based on the average of high and low prices of the Class A Common Stock, on the NASDAQ Global Select Market on July 19, 2010, in accordance with Rule 457(c) and (h) of the Securities Act of 1933, as amended (the “Securities Act”).

EXPLANATORY NOTE
This registration statement on Form S-8 (this “Registration Statement”) is filed by Rush Enterprises, Inc. (the “Company”) to register an additional 2,000,000 shares of Class A Common Stock that may be issued under the Rush Enterprises, Inc. 2007 Long-Term Incentive Plan (the “Plan”). These shares are in addition to the 2,550,000 shares of Class A Common Stock and 450,000 shares of the Company’s Class B common stock (as adjusted for the 3-for-2 stock split effected on October 10, 2007) that may be issued under the Plan pursuant to the Company’s registration statement on Form S-8 (Registration No. 333-144821), filed with the Securities and Exchange Commission (the “Commission”) on July 24, 2007 (the “Prior Registration Statement”). Pursuant to General Instruction E to Form S-8, the contents of the Prior Registration Statement are incorporated by reference into this Registration Statement, except as amended hereby.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
ITEM 3. Incorporation of Documents by Reference.
The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, in accordance therewith, files reports and other information with the Commission. The following documents, or portions thereof, filed by the Company with the Commission pursuant to the Exchange Act, are incorporated by reference in this Registration Statement:
(1) The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed on March 12, 2010, File No. 000-20797;
(2) The Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2010, filed on May 10, 2010, File No. 000-20797;
(3) The Company’s Current Reports on Form 8-K filed on March 10, March 25, May 21, May 26, and June 18, 2010, File No. 000-20797;
(4) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Company’s last Annual Report on Form 10-K referred to in (1) above; and
(5) The description of the Class A Common Stock contained in the Company’s Form 8-A, filed on July 9, 2002, including all amendments and reports filed for the purpose of updating such description, File No. 000-20797.
In addition to the foregoing, all documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that (i) indicates that all securities offered under this Registration Statement have been sold, or (ii) deregisters all securities then remaining unsold under this Registration Statement, shall be deemed to be incorporated by reference into this Registration Statement and to be a part of this Registration Statement from the date of filing of such documents.

2

Any statement contained in a document incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
ITEM 8. Exhibits.
See Exhibit Index.

3

SIGNATURES
Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Braunfels, State of Texas, on July 20, 2010.

Rush Enterprises, Inc.
By:	/s/ Steven L. Keller
Steven L. Keller
Vice President and Chief Financial Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints W.M. “RUSTY” RUSH and STEVEN L. KELLER, and each of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith (including any registration statement relating to this Registration Statement and filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended (the “Securities Act”)), with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

/s/ W. Marvin Rush	Chairman of the Board and Director	July 20, 2010
W. Marvin Rush

/s/ W.M. “Rusty” Rush W.M. “Rusty” Rush	President, Chief Executive Officer and Director (Principal Executive Officer)	July 20, 2010

/s/ Steven L. Keller Steven L. Keller	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	July 20, 2010

/s/ Ronald J. Krause	Director	July 20, 2010
Ronald J. Krause

/s/ Harold D. Marshall	Director	July 20, 2010
Harold D. Marshall

/s/ Thomas A. Akin	Director	July 20, 2010
Thomas A. Akin

/s/ James C. Underwood	Director	July 20, 2010
James C. Underwood

/s/ Gerald R. Szczepanski	Director	July 20, 2010
Gerald R. Szczepanski

EXHIBIT INDEX

Exhibit No.	Description
4.1	Restated Articles of Incorporation (incorporated herein by reference to Exhibit 3.1 of the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2008, File No. 000-20797)

4.2	Amended and Restated Bylaws (incorporated herein by reference to Exhibit 3.2 of the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2009, File No. 000-20797)

4.3	Rush Enterprises, Inc. 2007 Long-Term Incentive Plan (incorporated herein by reference to Appendix A to the Company’s Proxy Statement dated April 6, 2010)

5.1*	Opinion of Fulbright & Jaworski L.L.P.

23.1*	Consent of Counsel (contained in Exhibit 5.1)

23.2*	Consent of Ernst & Young LLP

24.1*	Power of Attorney (included on signature page)
* Filed herewith